MogulREIT I, LLC

Explanatory Note

This Post-Qualification Amendment to the offering statement on Form 1-A (the “Amendment”) of MogulREIT I, LLC (the “Company”) is being filed pursuant to Rule 252(f)(1)(iii) promulgated under the Securities Act of 1933, as amended, solely for the purpose of filing certain exhibits as indicated in Part III of this Amendment. This Amendment does not modify any provision of the offering circular that forms a part of the offering statement. Accordingly, the offering circular has been omitted.

PART III—EXHIBITS

Index to Exhibits

Exhibit No.	Description

1.1*	Amended and Restated Selling and Distribution Agreement between RM Sponsor, LLC and North Capital Private Securities Corporation (incorporated by reference to Exhibit 1.1 to the Company’s Offering Statement on Form 1-A POS (File No. 024-10583) filed November 29, 2016)

2.1*	Amended and Restated Certificate of Formation (incorporated by reference to Exhibit 2.1 to the Company’s Offering Statement on Form 1-A (File No. 024-10583) filed July 19, 2016)

2.2*	Second Amended and Restated LLC Agreement (incorporated by reference to Exhibit 2.2 to the Company’s Offering Statement on Form 1-A/A (File No. 024-10583) filed August 5, 2016)

2.3*	First Amendment to the Second Amended and Restated LLC Agreement of MogulREIT I, LLC (incorporated by reference to Exhibit 2.3 to the Company’s Offering Statement on Form 1-A POS (File No. 024-10840) filed January 18, 2019)

2.4**	Second Amendment to the Second Amended and Restated LLC Agreement of MogulREIT I, LLC

4.1*	Subscription Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Offering Statement on Form 1-A POS (File No. 024-10583) filed December 22, 2016)

4.2*	Distribution Reinvestment Plan (incorporated by reference to Exhibit 4.2 to the Company’s Offering Statement on Form 1-A POS (File No. 024-10583) filed December 22, 2016)

6.1*	Loan Servicing Agreement between MogulREIT I, LLC and Realty Mogul, Co. (incorporated by reference to Exhibit 6.1 to the Company’s Offering Statement on Form 1-A (File No. 024-10583) filed July 19, 2016)

6.2**	Amended and Restated Loan Servicing Agreement between MogulREIT I, LLC and Realty Mogul Commercial Capital, Co.

6.3*	License Agreement between MogulREIT I, LLC and Realty Mogul, Co. (incorporated by reference to Exhibit 6.3 to the Company’s Offering Statement on Form 1-A (File No. 024-10583) filed July 19, 2016)

6.4*	Shared Services Agreement between RM Adviser, LLC and Realty Mogul, Co. (incorporated by reference to Exhibit 6.4 to the Company’s Offering Statement on Form 1-A (File No. 024-10583) filed July 19, 2016)

6.5*	Master Technology and Services Agreement between RM Technologies, LLC and RM Sponsor, LLC (incorporated by reference to Exhibit 6.5 to the Company’s Offering Statement on Form 1-A/A (File No. 024-10583) filed August 5, 2016)

6.6*	Master Loan Purchase Agreement between Realty Mogul, Co. and Realty Mogul Commercial Capital, Co. and MogulREIT I, LLC (incorporated by reference to Exhibit 6.6 to the Company’s Offering Statement on Form 1-A/A (File No. 024-10583) filed August 5, 2016)

6.7*	First Amendment to Master Loan Purchase Agreement between Realty Mogul, Co. and Realty Mogul Commercial Capital, Co. and MogulREIT I, LLC (incorporated by reference to Exhibit 6.7 of the Company’s Offering Statement on Form 1-A/A (File No. 024-10840) filed May 6, 2019)

11.1*	Consent of Morris, Manning & Martin, LLP (included in Exhibit 11.4)

11.2*	Consent of Morris, Manning & Martin, LLP (included in Exhibit 12.1)

11.3*	Consent of CohnReznick LLP, Independent Auditors (incorporated by reference to Exhibit 11.3 to the Company’s Offering Statement on Form 1-A/A (File No. 024-10840) filed April 26, 2019)

11.4*	Opinion of Morris, Manning & Martin, LLP, as to tax matters (incorporated by reference to Exhibit 11.4 to the Company’s Offering Statement on Form 1-A/A (File No. 024-10840) filed May 6, 2019)

12.1*	Opinion of Morris, Manning & Martin, LLP, as to the legality of the securities being qualified (incorporated by reference to Exhibit 12.1 to the Company’s Offering Statement on Form 1-A/A (File No. 024-10840) filed May 6, 2019)

*Previously filed.

**Filed herewith.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on December 20, 2019.

MogulREIT I, LLC

By:	RM Adviser, LLC, its Manager

By:	/s/ Jilliene Helman
Name:	Jilliene Helman
Title:	Chief Executive Officer

This offering statement has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date
/s/ Jilliene Helman	Chief Executive Officer,	December 20, 2019
Jilliene Helman	Chief Financial Officer and Secretary of RM Adviser, LLC (Principal Executive, Financial and Accounting Officer)